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                                                                    EXHIBIT 10.7

                                 LICENSE AGREEMENT
                                 -----------------

     This Agreement ("Agreement") is made as of the 30th day of June, 1997, by and between EMPRESS CASINO HAMMOND CORPORATION, an Indiana corporation with its principal offices located at 1111 Calumet Avenue, Hammond, Indiana 46320 ("Licensee") and EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation with its principal offices located at 2300 Empress Drive, Joliet, Illinois 60436 ("Licensor").

     WHEREAS, Licensor is the owner of the trademarks and service marks and all applications and registrations thereof known and identified on Exhibit A attached to this Agreement (the "Marks"); and

     WHEREAS, Licensee is desirous of using the Marks in connection with its business; and

     WHEREAS, the parties have agreed upon certain terms and conditions under which Licensee will be entitled to use the Marks.

     NOW THEREFORE in consideration of the foregoing and of the mutual promises hereinafter set forth, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


     1.  Grant of License.  Licensor hereby grants to Licensee a non-exclusive,
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non-transferrable license to use the Marks solely in connection with the operation of a casino in Hammond, Indiana in the Territory specified in Exhibit B in connection with providing casino services and such other goods and services set forth opposite the Marks identified on Exhibit A. Licensee is prohibited from using the Marks in the color blue and any use of the Marks in a color other than black must be approved by Licensor.

     2.  License Fee.  Licensee hereby agrees to pay Licensor the annual License
         -----------
Fee set forth on Exhibit C for the Marks licensed pursuant to this Agreement.

     3.  Ownership of the Marks.  Licensee acknowledges Licensor's exclusive
         ----------------------
right, title and interest in and to the Marks and any registrations and any applications to register the Marks and any subsequent registrations which may issue thereon, and will not do or cause to be done any act or thing in any way impairing or tending to impair any part of such title and interest. In connection with the use of the Marks, the Licensee shall not in any manner represent that it has any ownership in the Marks or registrations thereof, and the Licensee acknowledges that use of the Marks shall not create in the Licensee's favor any right, title or interest in or to the Marks. All uses of the Marks by the Licensee and all goodwill generated by Licensee's use of the Marks shall inure to the benefit of the Licensor. Upon termination of this Agreement in any manner
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provided herein, the Licensee will cease and desist from all use of the Marks in any way (and will deliver to the Licensor, or its duly authorized representatives, all materials upon which either of the Marks appear) and will not attack or challenge the validity of the Marks or any applications or registrations thereof, and the Licensee shall at no time adopt or use, without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with either of the Marks.

     4.   Infringement Proceedings.
          -------------------------

     (a) Licensee agrees to notify Licensor promptly of any unauthorized use or infringement of the Marks or of any claims by a third party regarding the use or ownership by the parties hereunder of the Marks which comes to Licensee's attention. Licensor agrees to notify Licensee promptly of any unauthorized use or infringement of the Marks or of any claims by a third party regarding the use or ownership by the parties hereunder of the Marks which comes to Licensor's attention.

     (b) Licensee may, at its sole discretion, and at a cost and expense to be shared equally by Licensee and Licensor, take all action necessary to protect the Marks from infringement and/or unauthorized use by others. In all claims, disputes, and/or actions pursued by Licensee pursuant to this paragraph, Licensee shall have the sole right to initiate, prosecute, negotiate and settle
such matters.   If required by law, Licensee may name Licensor as a party
plaintiff to any suit filed by Licensee under this paragraph. Licensee shall have the further right to select counsel of its choice in connection therewith. In the event that Licensee elects not to pursue a claim or action with respect to the infringement and/or unauthorized use by others, Licensor may, upon ten days prior written notice to Licensee, take action against such third parties and shall bear all costs and expenses of such action. If during such ten day period Licensee shall elect to pursue a claim or action against such infringement and/or unauthorized use, Licensor shall refrain from pursuing any action against such party. Any net proceeds from the resolution of any matters undertaken by Licensee pursuant to this paragraph shall be shared equally by the parties. In the event that Licensee shall elect not to participate in any action pursued by Licensor as permitted in this paragraph, Licensor shall be permitted to retain any net proceeds from the resolution of such matter. All expenses to be borne by Licensor pursuant to actions commenced by Licensee pursuant to this paragraph or expenditures made by Licensee in defense of actions or claims regarding Licensor's representations regarding the Marks or component thereof may be offset against the annual license fee owing or to be paid to Licensor.

     5.   Representation and Warranty.  Each party represents and warrants to
          ---------------------------
the other that such party has taken all required corporate action to authorize the execution and performance of this Agreement;

     6.   Term.  This Agreement shall continue in full force and effect until
          ----
December 31, 1997, subject to automatic renewal through December 31, 2001, unless (i) Licensee delivers 6

                                       2
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months prior written notice to Licensor of its intent to terminate this
Agreement or (ii) this Agreement is otherwise terminated as provided in Section 10 below.

     7.   Quality of Goods and Services.  Licensee agrees that the goods and
          -----------------------------
services covered by this Agreement shall be of high standard and of such quality as reasonably determined by Licensor to be adequate for the protection and enhancement of each of the Marks and the good will pertaining thereto. Licensor has reviewed the materials currently used by Licensee and has found them to comply with this paragraph, and agrees that so long as Licensee maintains such quality, Licensee's materials will comply with this paragraph. Licensee will permit duly authorized representatives of the Licensor to review Licensee's materials bearing any of the Marks at all reasonable times, for the purpose of ascertaining or determining compliance with this paragraph.

     8.   Trademark Notice.  Licensor shall use the symbol (R) when using the
          ----------------
Marks which are federally registered trademarks and the symbol (TM) when using the Marks that are common law or state registered trademarks and the symbol_ when using the Marks that are common law or state registered service marks.

     9.   No Joint Venture.  Nothing herein contained shall be construed to
          ----------------
place the parties in the relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

     10.  Termination.  Licensor terminate this Agreement early upon written
          -----------
notice to the Licensee upon the occurrence of (i) a material breach of this Agreement and the failure of such other party to cure such breach within thirty
(30) days. Licensee may terminate this Agreement voluntarily upon thirty (30) days written notice to the Licensor, and if so terminated Licensee shall not be entitled to a refund of License Fees paid under this Agreement.

     11.  Governing Law.  It is agreed that this Agreement shall be interpreted
          -------------
according to the laws of the State of Illinois and the laws of the United States of America. The parties agree that any controversy arising under this Agreement shall be submitted to the courts located in Will County, Illinois and Licensee consents to the jurisdiction and venue of such courts for such controversies.

     12.  Assignment.  This Agreement shall not be assigned by Licensee without
          ----------
Licensor's written consent. Obligations of Licensee under this Agreement shall be binding upon Licensee's successors and permitted assigns.

     13.  Registration.  (a)  Licensee has the right, in its name, to seek
          ------------
Indiana state or federal registration of the Marks if they are not the subject of an existing federal or state trademark application or registration owned by Licensor; provided, however, that at any time and for any reason, upon Licensor's request, Licensee shall assign any such applications or registrations of the Marks to Licensor.

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     (b)  Licensee shall provide to Licensor, its successors, assigns or other legal representatives, cooperation and assistance at Licensor's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required): (1) in the preparation and prosecution of any application for registration or any application for renewal of a registration covering any of the Marks; (2) in the prosecution or defense of any oppositions, interferences, infringement suits or other proceedings that may arise in connection with any of the Marks, including but not limited to, testifying as to any facts relating to the Marks licensed herein and this Agreement; (3) in obtaining any additional trademark protection for any of the Marks, that Licensor may deem appropriate, that may be secured under the laws now or hereafter in effect in the United States; and (4) in the implementation or perfection of any assignment from Licensee to Licensor pursuant to this Agreement.

     14.  Power of Attorney.  Licensee hereby constitutes and appoints Licensor
          -----------------
the true and lawful attorney or attorneys of Licensee with full power of substitution, in the name of the Licensor or in the name of the Licensee, but by and on behalf and for the sole benefit of Licensor, to do all such acts and things and execute any instruments in relation thereto as Licensor shall deem advisable in order to assert ownership, or receive, collect, assert or enforce any right, title, benefit or interest of any kind in or to the Marks, including, without limitation, any assignment of the Indiana state registrations of the Marks or any federal registrations of the Marks containing the words "Hammond" and/or "Indiana," from Licensee to Licensor, as provided under this Agreement. Licensee agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by the Licensee.

     15.  Indemnification.  Licensee agrees to indemnify, defend and hold
          ---------------
Licensor harmless from and against any and all loss, cost, damage or expense (including, without limitation, court costs and attorney's fees) which Licensor may incur as a consequence of Licensee's use of the Marks. Each of the parties hereto hereby agrees to indemnify, defend and hold harmless the other party from and against any and all loss, cost, damage or expense (including, without limitation, court costs and attorney's fees) which it may incur as a consequence of the breach by the indemnifying party of the terms and provisions of this Agreement.

                                     *****

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     IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date and year first set forth above.

EMPRESS CASINO JOLIET              EMPRESS CASINO HAMMOND
CORPORATION                        CORPORATION


By:_____________________________   By:_____________________________
Its:____________________________   Its:____________________________

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                                   EXHIBIT A
                                   ---------

Federally Registered Marks:
--------------------------

EMPRESS         for casino services; not including dinner cruise ship services

THE EMPRESS     for casino services; not including dinner cruise ship services

EMPRESSMILES    for promoting casino services through the administration of incentive award programs

Pending Federal Trademark and Service Mark Applications:
-------------------------------------------------------
EMPRESS CLUB        preferred customer program in the field of casino services

EMPRESS RIVER CASINO
and design (woman with extended hair)    for casino services, not including
                                         dinner cruise ship services

EMPRESS (stylized)  for casino services, not including dinner cruise ship services

EMPRESS CASINO      for casino services

EMPRESS and design  for perfume, metal money clips, metal key chains, metal license plate frames, binoculars, magnets, a full line of jewelry, watches, ashtrays of precious metals, pens, pencils, photograph albums, playing cards, non-metal money clips, non-metal key chains, non-metal license plate frames, a full line of glassware, mugs, a full line of clothing, hats, candy, ashtrays (not of precious metals)

EMPRESS             for hotels

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                                   EXHIBIT B
                                   ---------




Territory: Hammond, Indiana, with express permission to use intrastate and interstate advertising and promotion of Licensee's gaming operation in Hammond, Indiana.

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                                   EXHIBIT C
                                   ---------


                     The annual Licensee Fee is $1,218,000

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